EXHIBIT 99.1

GENERATION NEXT FRANCHISE BRANDS COMPLETES Q1 2019 WITH A RECORD $11.9 MILLION IN AGGREGATE BOOKINGS FOR ITS FRANCHISE CONCEPT REIS & IRVY’S

The Company Completes its First Quarter of Fiscal 2019 with Bookings of 229 unit sales

October 2, 2018 -- San Diego, CA -- Generation NEXT Franchise Brands (OTCQB: VEND) reports quarterly franchise bookings of $11.9 million as of September 30, 2018, before certain adjustments. Furthermore, the company has additional booking commitments of approximately $129 million. The franchise company whose Reis & Irvy’s frozen yogurt robots launched in April of 2016, finished the quarter ended September 30, 2018 with 285 franchisees.

Other notable items during the fiscal quarter ended September 30, 2018 are as follows:

•	Completed the quarter with total cash and restricted cash of $6.7 million;
•	Record units booked totaling 229;
•	Total franchises to date totals 285;
•	Booked master franchise agreement in Little Rock, Arkansas aggregating $547,000;
•	The Company was official certified by NAMA;
•	The Company was officially certified by the National Sanitation Foundation (“NSF”);
•	Forging ahead on national roll out with 61 units shipped and installed to date;
•	Booked master franchise agreement in Knoxville, Tennessee aggregating $3.2 million;
•	Added two key independent members and industry veterans to our Board of Directors, Lavaille Lavette and Chris Maudlin; Mr. Maudlin will also serve as Chairman of our newly created Audit and Compensation committees;
•	Our franchisee gives back; Our Jacksonville franchisee, Brandon Cheal, agrees to donate 100% of first 30 days’ profits to victims of Jacksonville Landing shooting;
•	Generation NEXT reveals sneak peak of the future with new websites (www.gennextbrands.com and www.franchise.reisandirvys.com);
•	Booked master franchise agreement in Dayton, Ohio aggregating $3.2 million;
•	Signed definitive agreement with Compass Group USA (“Canteen”) in the form of an exclusive location partnership agreement;
•	Signed full service and support agreement with CSA Service Solutions to provide technical support to our franchisees;
•	Booked master franchise agreement in Cincinnati, Ohio aggregating $8.5 million;
•	Strengthened patent portfolio with more comprehensive utility patent claims;
•	Booked master franchise agreements in Columbus, Ohio and Oklahoma City aggregating $9.3 million;
•	Completing final stages of development of the Flavor Burst six-flavor system combined with a three-spigot self-cleaning and sanitizing mechanism;
•	Now delivering the Stoelting Companion Cart, with Hydra-Rinse Sanitation System – our mobile-cleaning/sanitizing solution;

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Here’s what our early franchisees have to say about their first units:

Peter Shapiro, Lankenau Medical Center and West Chester University, PA

“It’s awesome for our family to have such a prestigious hospital as our first location -- and it’s right in the neighborhood where we all grew up. From the minute we rolled the machine into Lankenau, the robot has kept busy selling around the clock. People just love the product. It’s made by Dannon and people just go crazy for it. Once they learn it’s only 108 calories, they choose the yogurt over a Snickers bar,” said Peter Shapiro of Wynnewood, PA. “Most of our sales are actually in the evening but our day rush is still fairly strong. I’ve spent a lot of time at our location, watching customers and their interaction with the kiosk, and I’m happy with what I see.”

Michael Bingham, Texas Medical Center, Houston, TX

“We’re thrilled,” said Michael Bingham, whose Reis & Irvy’s robotic vending kiosk is installed at the Texas Medical Center. “Support from headquarters has been phenomenal. We’re on our second machine, a ‘second generation’ machine, which the company provided and installed on August 21st, replacing our existing “first generation” machine. It was certainly worth the wait to stop and get the production right - things are going very well right now.”

David D’Olympio, Canton Ice House, Canton, MA

David D’Olympio of Rockland, MA is proving that ‘froyo’ knows no boundaries with his first Reis & Irvy’s installation at Canton Ice House in Canton, MA which features two NHL-sized hockey rinks. Home to several local area high school teams, an elite private club program, several local youth hockey programs and a premier figure skating club.“My robot has been working perfectly - no issues, no breakdowns,” David said of his Reis & Irvy’s kiosk installed on August 20th. “Already, kids will sit there and watch the robot and marvel at it. They come back with their parents. They love it,” David said.“Kids and other customers don’t touch anything besides the touchscreen and the local health department were shocked it was so easy to clean. It’s the first of its kind in Massachusetts and it took time for [the health department] to realize they had to re-write the rules.”

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Kris Barlow, Oklahoma Christian University, Oklahoma City, OK

A former Quiznos franchisee, Kris Barlow isn’t new to the franchise business model, but is ecstatic about the low-maintenance, low-overhead opportunity provided by Reis & Irvy’s unattended, robotic technology. “I almost feel guilty how easy this is,” Kris said. “I spent just four hours the first week making sure I figured things out with the machine. It’s not difficult. It’s basically plug-and-play.“The cost of goods is controlled; there is very little cash involved thanks to the variety of payment methods accepted; and the break-even is so low I almost don’t have to think about it,” Kris added. “Most of our sales are actually at night. We do 70 percent of our business from 4:30pm to 8:30pm,” Kris said.

Full-Scale Production in October

“Q1 was an exhilarating quarter for Generation Next Franchise Brands. We successfully booked over $11 million in franchise sales, and have additional booking commitments for approximately $129 million. I’m pleased to announce that the company is set to reach what is near full scale production of 150-200 units per month in October,” said Nick Yates, the company’s Chairman and Founder. “We are most excited about the fact that we are estimating recognizing revenues with 61 robots installed as of September 30th and the ability to continue increased installations as each week passes. We look forward to substantial revenue growth in fiscal Q2, profitability during the second half of fiscal 2019 and the news very soon of our second robotic vending concept that will complement our first. We will replicate this model almost exactly however this time with more experience as developers under our hats, we are better for the experience and will continue to capitalize with a large network and the right team in place”

For more information, visit the Reis & Irvy’s website at www.reisandirvys.com or call Toll-Free (888) 902-7558.

Generation NEXT Website:

www.gennextbrands.com

Media Contact:

Darren Shuster

Generation NEXT Franchise Brands, Inc.

Phone: (818) 744-1851

Email: darren@popculturepr.com

About Generation NEXT Franchise Brands, Inc.

Generation NEXT Franchise Brands, Inc., based in San Diego, California, is a publicly traded company on the OTC Markets trading under the symbol OTCBB:VEND. Generation NEXT Franchise Brands, Inc. is parent company to Reis and Irvy's Inc and Generation NEXT Vending Robots.

About Reis & Irvy’s, Inc.

Reis & Irvy’s, Inc. is a subsidiary franchise concept of Generation NEXT Franchise Brands, Inc. (VEND). Launched in early 2016, the revolutionary Reis & Irvy’s Vending Robot serves seven different flavors of frozen yogurt, ice cream, sorbets and gelatos, a choice of up to six custom toppings and to customers within 60 seconds or less at the point of sale. The unique franchise opportunity has since established itself as a high-demand product and currently showcases a franchise network both domestically as well as internationally.

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This information is not intended as an offer to sell, or the solicitation of an offer to buy, a franchise. It is for information purposes only. No Reis & Irvy's franchises will be sold to any resident of any state until the offering has been exempted from the requirements of, or duly registered in and declared effective by, such state and the required FDD (if any) has been delivered to the prospective franchisee before the sale in compliance with applicable law. Currently, the following states in the United States regulate the offer and sale of franchises: California, Hawaii, Illinois, Indiana, Maryland, Michigan, Minnesota, New York, North Dakota, Oregon, Rhode Island, South Dakota, Virginia, Washington, and Wisconsin. If you reside in one of these states, or even if you reside elsewhere, you may have certain rights under applicable franchise laws or regulations.

Cautionary note on forward-looking statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning our future financial performance, including statements regarding: our ability to generate revenue and recognize deferred revenue; our ability to timely launch delivery and installation of our frozen yogurt robots; and our ability to grow our franchising and licensing divisions and launch our corporate-owned and direct sales platforms. The Company bases these forward-looking statements on its current expectations, estimates and projections about future events and the industry in which it operates using information currently available to it. Actual results could differ materially from those discussed in, or implied by, these forward-looking statements. Forward-looking statements are identified by words such as "believe," "anticipate," "propose," "expect," "intend," "plan," "will," "may," "estimates," variations of such words and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Factors that could cause actual results to differ from those implied by the forward-looking statements contained in this press release are set forth in our filings with the Securities and Exchange Commission (SEC), including our most recent Annual Report on Form 10-K for the year ended June 30, 2017, our Quarterly Reports, and our Current Reports on Form 8-K. Be advised that developments subsequent to this press release are likely to cause these statements to become outdated and the Company is under no obligation (and expressly disclaims any such obligation) to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

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